Exhibit 99.1

NEWS RELEASE

For Immediate Release
July 23, 2007

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Second Quarter Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced net income for the second quarter of $12.3 million or $0.72 per diluted share compared to $13.8 million or $0.77 per diluted share in the second quarter of 2006.  For the second quarter of 2007, the Company achieved a return on assets of 1.94%, a return on equity of 16.1%, a net interest margin of 4.32%, and an efficiency ratio of 45.7%.  This compares with a return on assets of 2.17%, a return on equity of 18.8%, a net interest margin of 4.58%, and an efficiency ratio of 44.1% for the comparable period of 2006.

Charles Hageboeck, Chief Executive Officer and President, noted, “The Company’s earnings for the second quarter of 2007 decreased by $1.4 million.  Decreases of $0.7 million in interest income associated with previously securitized loans (the average balances of which decreased 53%), and $0.6 million in lower credit card fee income as a result of the sales of our retail portfolio and merchant credit card processing agreements were previously anticipated.  Additionally, the Company recorded an increase of $0.9 million to our provision for loan losses due to difficulties encountered by a single borrower during the quarter. As a result, the provision recorded during the second quarter was $1.6 million and nonaccrual loans increased by $5.0 million.  Despite this increase in non-performing assets, the Company’s asset quality remains strong and comparable to our peer group (bank holding companies with total assets between $1 and $5 billion).  Although the Company has incurred higher provision for loan losses than it has since the fourth quarter of 2001, the Company remains one of the most profitable banks in the industry with return on assets of 1.94%.  We continue to focus on maintaining City’s status as one of the most profitable banks in the industry while focusing on achieving reasonable growth given the markets in which we operate.  To that end, we opened a new branch in Ripley, WV and relocated our Company’s eastern panhandle headquarters into a new 7,500 square foot office in Martinsburg, WV during the second quarter.  We also broke ground for our new branch location in Princeton, WV during the second quarter and expect this branch to open in November 2007.  Additionally we are pleased to announce plans to open a new branch in Hurricane, WV during the first quarter of 2008.

The two largest sources of non-interest income – branch service charges and insurance revenues, both showed solid growth in the second quarter, and the Company has continued to recruit additional talent to strengthen our ability to compete effectively in our markets.  During the quarter, the Company was able to repurchase 305,900 shares of its common stock and maintain its strong tangible equity to tangible assets ratio of 9.6% at June 30, 2007.    We look forward to continuing our solid performance for our shareholders despite the many challenges currently facing financial services institutions.”

Balance Sheet Trends

As compared to December 31, 2006, loans have increased $52.9 million (3.2%) at June 30, 2007 with increases in loans to depository institutions of $35.0 million, (140.0%), home equity loans of $8.5 million (2.6%), commercial loans of $7.7 million (1.1%), installment loans of $4.5 million (10.4%), and residential real estate loans of $2.5 million (0.4%).  These increases were partially offset by decreases in previously securitized loans of $5.3 million (see Previously Securitized Loans).

Total average depository balances increased $32.2 million, or 1.6%, from the quarter ended December 31, 2006 to the quarter ended June 30, 2007.  This growth was primarily in savings and time deposits, which have increased $27.5 million and $7.9 million, respectively.

Net Interest Income

The Company’s tax equivalent net interest income decreased $1.6 million, or 6.1%, from $26.2 million during the second quarter of 2006 to $24.6 million during the second quarter of 2007.  This decrease is attributable to two factors.  First, the Company experienced a decrease of $0.7 million in interest income from previously securitized loans in the second quarter of 2007 as compared to the second quarter of 2006 as the average balance of these loans decreased 53.4%.  The decrease in average balances was partially mitigated by an increase in the yield on these loans from 41.9% for the second quarter of 2006 to 66.4% for the second quarter of 2007 (see Previously Securitized Loans).  Secondly, during the third quarter of 2006, the Company sold its retail credit card portfolio.  Average credit card loans outstanding were $13.1 million in the second quarter of 2006. This resulted in a decrease in interest income of $0.5 million from the second quarter of 2006.  An increase of $2.6 million in interest income from all other loans (commercial, residential, home equity, and consumer) was offset by an increase of $2.6 million in interest expense on deposits.

The Company’s net interest margin was 4.32% in the second quarter of 2007 as compared to 4.58% in the second quarter of 2006.  The decline in the net interest margin can be partially attributed to lower interest income from previously securitized loans and the loss of interest income due to the sale of the retail credit card portfolio.  Excluding these assets, the Company’s net interest margin decreased 15 basis points from 4.20% during the second quarter of 2006 to 4.05% for the second quarter of 2007.  This compression is due to an increase in the rate paid on total interest-bearing liabilities, and reflects an increase in the cost of time deposits.

Credit Quality

At June 30, 2007, the Allowance for Loan Losses (“ALLL”) was $16.6 million or 0.96% of total loans outstanding and 145% of non-performing loans compared to $16.1 million or 0.95% of loans outstanding and 236% of non-performing loans at March 31, 2007, and $15.4 million or 0.92% of loans outstanding and 385% of non-performing loans at December 31, 2006.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $1.6 million in the second quarter of 2007 compared to $0.7 million for the comparable period in 2006.  The Company’s provision reflects the difficulties encountered by one of the Company’s borrowers (which has been engaged in residential construction of several properties) and the downgrade of five related credits.  While the downgrade of this credit relationship unfavorably impacted the provision and resulted in an increase in nonaccrual loans of $5.0 million, the quality of the Company’s loan portfolio (exclusive of the aforementioned credits) continues to improve.  Total past due loans have declined 15% from $9.9 million at December 31, 2006 to $8.3 million at June 30, 2007.  This improvement has been primarily associated with residential real estate loans (down 1.2 million or 26%) from December 31, 2006.  Changes in the amount of the provision and related allowance are based on the Company’s detailed methodology and are directionally consistent with changes in credit quality and growth and changes in the composition and quality of the Company’s loan portfolio.

The Company had net charge-offs of $1.1 million for the second quarter of 2007, with depository accounts representing $0.6 million (or approximately 55%) of this total. While charge-offs on depository accounts are appropriately taken against the ALLL, the revenue associated with depository accounts is reflected in service charges and has been steadily growing as the core base of checking accounts has grown.  Net charge-offs on residential and commercial loans were $0.4 million and $0.1 million, respectively, while installments loans experienced no net charge-offs for the quarter ended June 30, 2007.  The increase in residential loans was primarily related to four credits that had been appropriately considered in establishing the allowance for loan losses in prior periods.  The Company has experience annualized net charge-offs related to loans (excluding overdrafts) of 0.13% for 2007 year to date compared with 0.11% for 2006 and 0.22% for 2005.  The trend in net charge-offs is attributable to declines in balances of loans originated prior to 2002 (including loans acquired as part of the Classic Bancshares acquisition).  At June 30, 2007, balances of loans written subsequent to 2002 comprise approximately 75% of total loan balances.

The Company’s ratio of non-performing assets to total loans and other real estate owned increased from 0.44% at March 31, 2007 to 0.71% at June 30, 2007 as a result of the downgrade of the credit relationship discussed earlier.  Our ratio of non-performing assets to total loans continues to compare favorably to that of our peer group (bank holding companies with total assets between $1 and $5 billion), which reported average non-performing assets as a percentage of loans and other real estate owned of 0.80% for the most recently reported quarter ended March 31, 2007.  The composition of the Company’s loan portfolio, which is weighted more heavily toward residential mortgage loans and less towards non-real estate secured commercial loans than that of our peers, has allowed us to maintain a lower allowance in comparison to peers.  In addition, the sale of the Company’s credit card portfolio resulted in a reduction of the allowance of $1.4 million during 2006.  As a result, the Company’s ALLL as a percentage of loans outstanding is 0.96% at June 30, 2007.  The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

 Non-interest Income

Net of investment security gains, non-interest income increased $0.2 million to $13.6 million in the second quarter of 2007 as compared to $13.4 million in the second quarter of 2006.  The largest source of non-interest income is service charges from depository accounts, which increased $0.5 million, or 4.8%, from $10.9 million during the second quarter of 2006 to $11.4 million during the second quarter of 2007.  Insurance commission revenues increased $0.3 million, or 59.7% due to the hiring of additional staff by City Insurance to provide worker’s compensation insurance to West Virginia businesses and to bolster the Company’s team of insurance agents focused on selling directly to retail customers.  Partially off-setting these increases was a decrease in other income of $0.5 million due to lower credit card fee income as a result of the sale of the retail credit card portfolio during the third quarter of 2006 and the sale of the merchant credit card processing agreements during the first quarter of 2007.

Non-interest Expenses

Non-interest expenses remained flat at $17.5 million for both the second quarter of 2006 and the second quarter of 2007.  Salaries and employee benefits increased $0.2 million, or 1.7%, from the second quarter of 2006 due to additional staffing while bankcard expenses increased $0.1 million, or 30.3%, due to increased usage by customers.  These increases were essentially offset by decreases in other expenses of $0.2 million, or 8.9% due to the sales of the retail and merchant credit card portfolios and a decrease of $0.2 million, or 32.6%, in professional fees that was attributable to lower legal and consulting expenses.

The Company’s efficiency ratio declined modestly from 44.1% for the quarter ended June 30, 2006 to 45.7% for the quarter ended June 30, 2007.  This decline is directly attributable to a decrease in the Company’s net interest income, as non-interest expenses remained stable from the second quarter of 2006 to the second quarter of 2007.  The average efficiency ratio for the Company’s peer group for the most recently reported quarter was 59.0%.

Previously Securitized Loans

At June 30, 2007, the Company reported “Previously Securitized Loans” of $10.3 million compared to $12.7 million at March 31, 2007, $15.6 million at December 31, 2006, and $22.3 million at June 30, 2006, respectively.  The balance of previously securitized loans has decreased 19.0%, 33.8%, and 53.6% from March 31, 2007, December 31, 2006, and June 30, 2006, respectively.  The yield on the previously securitized loans was 66.4% for the quarter ended June 30, 2007, compared to 49.5% for the quarter ended March 31, 2007, 46.6% for the quarter ended

December 31, 2006, and 41.9% for the quarter ended June 30, 2006.  The yield on the previously securitized loans has increased due to improved cash flows as net default rates have been less than previously estimated and increased prepayment rates that have continued to exceed our previous estimates.  The default rates have decreased as a result of the Company’s assumption of the servicing of all of the pool balances during the second quarter of 2005.  Subsequent to our assumption of the servicing of these loans, the Company has averaged net recoveries but does not believe that the trend of net recoveries can be sustained indefinitely.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital.  With respect to liquidity, the Company’s loan to deposit ratio was 85.9% and the loan to asset ratio was 68.5% at June 30, 2007.  The Company maintained investment securities totaling 19.6% of assets as of June 30, 2007.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 43.3% of assets at June 30, 2007.  Time deposits fund 36.5% of assets at June 30, 2007, but very few of these deposits are in accounts that have balances of more than $150,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. With respect to regulatory capital, at June 30, 2007, the Company’s Leverage Ratio is 10.52%, the Tier I Capital ratio is 15.15%, and the Total Risk-Based Capital ratio is 16.12%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

During the quarter ended June 30, 2007, the Company repurchased 305,900 common shares at a weighted average price of $38.53 as part of a one million share repurchase plan authorized by the Board of Directors in December 2006.  The Company’s tangible equity ratio was 9.6% at June 30, 2007 compared with a tangible equity ratio of 10.0% at December 31, 2006.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 68 branches across West Virginia, Eastern Kentucky and Southeastern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates or decreased prepayments on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5)  the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (12) the Company may experience difficulties growing loan and deposit balances.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended June 30,		Percent
	2007	2006	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$24,566	$26,171	(6.13)%
Net Income	12,322	13,761	(10.46)%
Earnings per Basic Share	0.72	0.78	(7.69)%
Earnings per Diluted Share	0.72	0.77	(6.49)%

Key Ratios (percent):
Return on Average Assets	1.94%	2.17%	(10.30)%
Return on Average Equity	16.06%	18.83%	(14.70)%
Net Interest Margin	4.32%	4.58%	(5.72)%
Efficiency Ratio	45.68%	44.11%	3.56%
Average Shareholders' Equity to Average Assets	12.11%	11.51%	5.19%

Consolidated Risk Based Capital Ratios (a):
Tier I	15.15%	14.57%	3.98%
Total	16.12%	15.44%	4.40%

Average Tangible Equity to Average Tangible Assets	9.58%	9.13%	4.87%

Common Stock Data:
Cash Dividends Declared per Share	$0.31	$0.28	10.71%
Book Value per Share	17.40	16.24	7.14%
Tangible Book Value per Share	13.95	12.86	8.49%
Market Value per Share:
High	40.93	37.31	9.70%
Low	37.67	34.53	9.09%
End of Period	38.33	36.14	6.06%

Price/Earnings Ratio (b)	13.31	11.58	14.90%
	Six Months Ended
	Six Months Ended June 30,		Percent
	2007	2006	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$49,236	$52,276	(5.82)%
Net Income	25,553	26,627	(4.03)%
Earnings per Basic Share	1.48	1.49	(0.67)%
Earnings per Diluted Share	1.48	1.49	(0.67)%

Key Ratios (percent):
Return on Average Assets	2.02%	2.12%	(4.37)%
Return on Average Equity	16.59%	18.10%	(8.29)%
Net Interest Margin	4.36%	4.64%	(6.04)%
Efficiency Ratio	45.29%	44.69%	1.34%
Average Shareholders' Equity to Average Assets	12.19%	11.69%	4.28%

Common Stock Data:
Cash Dividends Declared per Share	$0.62	$0.56	10.71%
Market Value per Share:
High	41.54	37.64	10.36%
Low	37.67	34.53	9.09%

(a) June 30, 2007 risk-based capital ratios are estimated
(b) June 30, 2007 price/earnings ratio computed based on annualized second quarter 2007 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2003	$10.10	$10.74	$11.03	$11.46	$25.50	$37.15
2004	12.09	11.89	12.70	13.03	27.30	37.58
2005	13.20	15.56	15.99	16.14	27.57	39.21
2006	16.17	16.17	16.99	17.46	34.53	41.87
2007	17.62	17.40			37.67	40.93

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2003	$0.56	$0.73	$0.69	$0.64	$2.62
2004	0.66	0.80	0.66	0.67	2.79
2005	0.70	0.72	0.73	0.72	2.87
2006	0.71	0.78	0.78	0.74	3.00
2007	0.76	0.72			1.48

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2003	$0.55	$0.72	$0.68	$0.63	$2.58
2004	0.65	0.79	0.65	0.66	2.75
2005	0.69	0.71	0.72	0.72	2.84
2006	0.71	0.77	0.77	0.74	2.99
2007	0.76	0.72			1.48

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended June 30,
	2007	2006

Interest Income
Interest and fees on loans	$31,947	$30,451
Interest on investment securities:
Taxable	6,752	7,489
Tax-exempt	427	455
Interest on loans held for sale	-	200
Interest on deposits in depository institutions	113	415
Interest on federal funds sold	291	-
Total Interest Income	39,530	39,010

Interest Expense
Interest on deposits	13,077	10,520
Interest on short-term borrowings	1,694	1,326
Interest on long-term debt	425	1,239
Total Interest Expense	15,196	13,085
Net Interest Income	24,334	25,925
Provision for loan losses	1,600	675
Net Interest Income After Provision for Loan Losses	22,734	25,250

Non-Interest Income
Investment securities gains	45	-
Service charges	11,426	10,903
Insurance commissions	832	521
Trust and investment management fee income	437	504
Bank owned life insurance	585	678
Other income	364	857
Total Non-Interest Income	13,689	13,463

Non-Interest Expense
Salaries and employee benefits	8,912	8,764
Occupancy and equipment	1,525	1,624
Depreciation	1,109	1,071
Professional fees	385	571
Postage, delivery, and statement mailings	569	689
Advertising	880	755
Telecommunications	460	525
Bankcard expenses	597	458
Insurance and regulatory	383	381
Office supplies	442	372
Repossessed asset losses (gains), net of expenses	9	(129)
Other expenses	2,254	2,474
Total Non-Interest Expense	17,525	17,555
Income Before Income Taxes	18,898	21,158
Income tax expense	6,576	7,397
Net Income	$12,322	$13,761

Basic earnings per share	$0.72	$0.78
Diluted earnings per share	$0.72	$0.77
Average Common Shares Outstanding:
Basic	17,100	17,719
Diluted	17,158	17,772

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Six months ended June 30
	2007	2006

Interest Income
Interest and fees on loans	$63,411	$60,014
Interest on investment securities:
Taxable	13,686	14,748
Tax-exempt	855	922
Interest on loans held for sale	-	200
Interest on deposits in depository institutions	230	566
Interest on federal funds sold	547	-
Total Interest Income	78,729	76,450

Interest Expense
Interest on deposits	25,788	19,721
Interest on short-term borrowings	3,207	2,452
Interest on long-term debt	957	2,499
Total Interest Expense	29,952	24,672
Net Interest Income	48,777	51,778
Provision for loan losses	2,500	1,675
Net Interest Income After Provision for Loan Losses	46,277	50,103

Non-Interest Income
Investment securities gains	45	-
Service charges	21,489	20,764
Insurance commissions	1,844	1,135
Trust and investment management fee income	1,005	1,070
Bank owned life insurance	1,281	1,215
Gain on sale of credit card merchant agreements	1,500	-
Other income	877	1,667
Total Non-Interest Income	28,041	25,851

Non-Interest Expense
Salaries and employee benefits	17,969	17,396
Occupancy and equipment	3,162	3,223
Depreciation	2,179	2,121
Professional fees	788	966
Postage, delivery, and statement mailings	1,346	1,333
Advertising	1,732	1,529
Telecommunications	915	1,001
Bankcard expenses	1,115	1,001
Insurance and regulatory	768	769
Office supplies	897	754
Repossessed asset (gains), net of expenses	(5)	(125)
Loss on early extinguishment of debt	-	282
Other expenses	4,256	4,802
Total Non-Interest Expense	35,122	35,052
Income Before Income Taxes	39,196	40,902
Income tax expense	13,643	14,275
Net Income	$25,553	$26,627

Basic earnings per share	$1.48	$1.49
Diluted earnings per share	$1.48	$1.49
Average Common Shares Outstanding:
Basic	17,230	17,860
Diluted	17,292	17,917

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2007	June 30, 2006

Balance at April 1	$303,354	$288,376

Net income	12,322	13,761
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(2,841)	(2,994)
Change in unrealized gain/(loss) on interest rate floors	(1,122)	(503)
Cash dividends declared ($0.31/share)	(5,256)	-
Cash dividends declared ($0.28/share)	-	(4,919)
Issuance of stock award shares, net	54	20
Exercise of 2,000 stock options	72	-
Exercise of 5,132 stock options	-	68
Excess tax benefits on stock compensation	3	22
Purchase of 305,900 common shares of treasury	(11,803)	-
Purchase of 271,481 common shares of treasury	-	(9,711)
Balance at June 30	$294,783	$284,120

	Six Months Ended
	June 30, 2007	June 30, 2006

Balance at January 1	$305,307	$292,141

Cumulative effect of adopting FIN 48	(125)	$-
Net income	25,553	26,627
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(2,118)	(3,911)
Change in unrealized gain/(loss) on interest rate floors	(1,000)	(1,012)
Cash dividends declared ($0.62/share)	(10,598)	-
Cash dividends declared ($0.56/share)	-	(9,907)
Issuance of stock award shares, net	318	187
Exercise of 7,300 stock options	154	-
Exercise of 32,007 stock options	-	425
Excess tax benefits on stock compensation	3	195
Purchase of 580,200 common shares of treasury	(22,711)	-
Purchase of 572,053 common shares of treasury	-	(20,625)
Balance at June 30	$294,783	$284,120

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	June 30	March 31	Dec. 31	Sept. 30	June 30
	2007	2007	2006	2006	2006

Interest income	$39,530	$39,198	$39,925	$39,747	$39,010
Taxable equivalent adjustment	231	230	228	236	246
Interest income (FTE)	39,761	39,428	40,153	39,983	39,256
Interest expense	15,196	14,756	14,820	14,233	13,085
Net interest income	24,565	24,672	25,333	25,750	26,171
Provision for loan losses	1,600	900	901	1,225	675
Net interest income after provision
for loan losses	22,965	23,772	24,432	24,525	25,496

Noninterest income	13,689	14,371	13,586	14,766	13,463
Noninterest expense	17,525	17,616	18,099	18,133	17,555
Income before income taxes	19,129	20,527	19,919	21,158	21,404
Income tax expense	6,576	7,066	6,752	7,302	7,397
Taxable equivalent adjustment	231	230	228	236	246
Net income	$12,322	$13,231	$12,939	$13,620	$13,761

Basic earnings per share	$0.72	$0.76	$0.74	$0.78	$0.78
Diluted earnings per share	0.72	0.76	0.74	0.77	0.77
Cash dividends declared per share	0.31	0.31	0.28	0.28	0.28

Average Common Share (000s):
Outstanding	17,100	17,369	17,535	17,557	17,719
Diluted	17,158	17,424	17,601	17,619	17,772

Net Interest Margin	4.32%	4.41%	4.43%	4.51%	4.58%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	June 30	March 31	Dec 31	Sept 30	June 30
	2007	2007	2006	2006	2006

Non-Interest Income:
Service charges	$11,426	$10,063	$10,962	$10,833	$10,903
Insurance commissions	832	1,012	675	526	521
Trust and investment management fee income	437	568	498	572	504
Bank owned life insurance	585	696	576	561	678
Other income	364	513	803	778	857
Subtotal	13,644	12,852	13,514	13,270	13,463
Investment security gains	45	-	72	(2,067)	-
Gain on sale of credit card merchant agreements	-	1,500	-	3,563	-
Total Non-Interest Income	$13,689	$14,352	$13,586	$14,766	$13,463

Non-Interest Expense:
Salaries and employee benefits	$8,912	$9,057	$8,354	$8,733	$8,764
Occupancy and equipment	1,525	1,637	1,655	1,602	1,624
Depreciation	1,109	1,070	1,037	1,061	1,071
Professional fees	385	403	415	379	571
Postage, delivery, and statement mailings	569	777	735	765	689
Advertising	880	852	876	810	755
Telecommunications	460	455	549	498	525
Bankcard expenses	597	518	478	485	458
Insurance and regulatory	383	385	375	384	381
Office supplies	442	455	408	417	372
Repossessed asset losses (gains), net of expenses	9	(14)	6	20	(129)
Loss on early extinguishment of debt	-	-	708	379	-
Other expenses	2,254	2,002	2,503	2,600	2,474
Total Non-Interest Expense	$17,525	$17,597	$18,099	$18,133	$17,555

Employees (Full Time Equivalent)	807	791	779	767	779
Branch Locations	68	68	67	67	67

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	June 30	December 31
	2007	2006
	(Unaudited)
Assets
Cash and due from banks	$60,163	$58,014
Interest-bearing deposits in depository institutions	14,507	27,434
Federal funds sold	20,000	25,000
Cash and cash equivalents	94,670	110,448

Investment securities available-for-sale, at fair value	453,721	472,398
Investment securities held-to-maturity, at amortized cost	41,711	47,500
Total investment securities	495,432	519,898

Gross Loans	1,730,354	1,677,469
Allowance for loan losses	(16,616)	(15,405)
Net loans	1,713,738	1,662,064

Bank owned life insurance	56,272	55,195
Premises and equipment	48,923	44,689
Accrued interest receivable	11,596	12,337
Net deferred tax assets	26,424	23,652
Intangible assets	58,504	58,857
Other assets	20,179	20,667
Total Assets	$2,525,738	$2,507,807

Liabilities
Deposits:
Noninterest-bearing	$329,772	$321,038
Interest-bearing:
Demand deposits	416,331	422,925
Savings deposits	346,413	321,075
Time deposits	921,172	920,179
Total deposits	2,013,688	1,985,217
Short-term borrowings	164,545	136,570
Long-term debt	21,897	48,069
Other liabilities	30,825	32,644
Total Liabilities	2,230,955	2,202,500

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at June 30, 2007 and December 31, 2006
less 1,562,095 and 1,009,095 shares in treasury, respectively	46,249	46,249
Capital surplus	103,422	104,043
Retained earnings	209,043	194,213
Cost of common stock in treasury	(55,284)	(33,669)
Accumulated other comprehensive (loss):
Unrealized loss on securities available-for-sale	(4,767)	(2,649)
Unrealized loss on derivative instruments	(1,210)	(210)
Underfunded pension liability	(2,670)	(2,670)
Total Accumulated Other Comprehensive (Loss)	(8,647)	(5,529)
Total Stockholders' Equity	294,783	305,307
Total Liabilities and Stockholders' Equity	$2,525,738	$2,507,807

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30	March 31	Dec 31	Sept 30	June 30
	2007	2007	2006	2006	2006

Residential real estate	$601,045	$596,412	$598,502	$604,867	$601,097
Home equity	330,203	324,653	321,708	318,666	313,301
Commercial, financial, and agriculture	681,388	663,183	673,719	693,933	668,581
Loans to depository institutions	60,000	50,000	25,000	20,000	-
Installment loans to individuals	47,397	44,756	42,943	41,215	42,307
Previously securitized loans	10,321	12,744	15,597	18,520	22,253
Gross Loans	$1,730,354	$1,691,748	$1,677,469	$1,697,201	$1,647,539

CITY HOLDING COMPANY AND SUBSIDIARIES
Previously Securitized Loans
(Unaudited) ($ in millions)
			Annualized	Effective
		December 31	Interest	Annualized
	Year Ended:	Balance (a)	Income (a)	Yield (a)

	2006	$15.6	$9.4	42%
	2007	8.7	$7.0	64%
	2008	6.2	5.4	71%
	2009	4.7	4.0	71%
	2010	4.0	3.3	71%

a - 2006 amounts are based on actual results. 2007 amounts are based on actual results through June 30, 2007 and estimated amounts for the remainder of the year. 2008, 2009, and 2010 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates.  Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended June 30,
		2007			2006
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$596,246	$9,017	6.07%	$596,758	$8,484	5.70%
Home equity	326,970	6,302	7.73%	309,270	5,962	7.73%
Commercial, financial, and agriculture	670,687	12,654	7.57%	651,501	12,092	7.44%
Loans to depository institutions	59,670	798	5.36%	-	-	-
Installment loans to individuals	46,206	1,319	11.45%	48,880	1,400	11.49%
Previously securitized loans	11,210	1,856	66.41%	24,045	2,513	41.92%
Total loans	1,710,989	31,946	7.49%	1,630,454	30,451	7.49%
Securities:
Taxable	499,861	6,752	5.42%	579,058	7,489	5.19%
Tax-exempt	40,160	658	6.57%	43,388	700	6.47%
Total securities	540,021	7,410	5.50%	622,446	8,189	5.28%
Loans held for Sale	-	-	-	6,400	200	12.53%
Deposits in depository institutions	10,227	114	4.47%	33,986	416	4.91%
Federal funds sold	22,077	291	5.29%	-	-	-
Total interest-earning assets	2,283,314	39,761	6.98%	2,293,286	39,256	6.87%
Cash and due from banks	50,715			50,217
Bank premises and equipment	47,304			42,621
Other assets	169,860			170,273
Less: Allowance for loan losses	(16,135)			(16,911)
Total assets	$2,535,058			$2,539,486

Liabilities:
Interest-bearing demand deposits	428,772	1,310	1.23%	438,851	1,329	1.21%
Savings deposits	344,204	1,429	1.67%	318,702	926	1.17%
Time deposits	922,978	10,338	4.49%	865,554	8,265	3.83%
Short-term borrowings	162,115	1,693	4.19%	161,082	1,326	3.30%
Long-term debt	21,915	425	7.78%	92,267	1,239	5.39%
Total interest-bearing liabilities	1,879,984	15,195	3.24%	1,876,456	13,085	2.80%
Noninterest-bearing demand deposits	318,041			342,115
Other liabilities	30,109			28,526
Stockholders' equity	306,924			292,389
Total liabilities and
stockholders' equity	$2,535,058			$2,539,486
Net interest income		$24,566			$26,171
Net yield on earning assets			4.32%			4.58%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended June 30,
		2007			2006
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$595,381	$17,871	6.05%	$594,954	$16,864	5.72%
Home equity	324,820	12,544	7.79%	305,787	11,556	7.62%
Commercial, financial, and agriculture	668,888	25,343	7.64%	643,420	23,385	7.33%
Loans to depository institutions	54,586	1,452	5.36%	-	-	-
Installment loans to individuals	44,564	2,588	11.71%	52,691	2,993	11.45%
Previously securitized loans	12,784	3,612	56.98%	26,037	5,217	40.41%
Total loans	1,701,023	63,410	7.52%	1,622,889	60,015	7.46%
Securities:
Taxable	502,707	13,686	5.49%	576,640	14,748	5.16%
Tax-exempt	40,286	1,315	6.58%	43,843	1,418	6.52%
Total securities	542,993	15,001	5.57%	620,483	16,166	5.25%
Loans held for sale	-	-	-	3,218	200	12.53%
Deposits in depository institutions	11,623	230	3.99%	24,490	566	4.66%
Federal funds sold	20,812	547	5.30%	-	-	-
Total interest-earning assets	2,276,451	79,188	7.01%	2,271,080	76,947	6.83%
Cash and due from banks	50,424			51,726
Bank premises and equipment	46,142			42,575
Other assets	169,455			169,162
Less: Allowance for loan losses	(15,887)			(16,881)
Total assets	$2,526,585			$2,517,662

Liabilities:
Interest-bearing demand deposits	429,483	2,641	1.24%	441,474	2,588	1.18%
Savings deposits	337,153	2,736	1.64%	312,542	1,658	1.07%
Time deposits	922,460	20,412	4.46%	848,306	15,474	3.68%
Short-term borrowings	154,328	3,206	4.19%	156,431	2,452	3.16%
Long-term debt	27,145	957	7.11%	93,773	2,499	5.37%
Total interest-bearing liabilities	1,870,569	29,952	3.23%	1,852,526	24,671	2.69%
Noninterest-bearing demand deposits	317,382			342,298
Other liabilities	30,670			28,544
Stockholders' equity	307,964			294,294
Total liabilities and
stockholders' equity	$2,526,585			$2,517,662
Net interest income		$49,236			$52,276
Net yield on earning assets			4.36%			4.64%

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	June 30	March 31	Dec 31	Sept 30	June 30
	2007 (a)	2007	2006	2006	2006

Tier I Capital:
Stockholders' equity	$294,783	$303,354	$305,307	$298,327	$284,120
Goodwill and other intangibles	(58,504)	(58,681)	(58,857)	(59,038)	(59,219)
Accumulated other comprehensive income	8,647	4,684	2,859	4,109	9,762
Qualifying trust preferred stock	16,000	16,000	16,000	22,000	25,500
Excess deferred tax assets	(332)	(2,983)	-	-	(4,079)
Total tier I capital	$260,594	$262,374	$265,309	$265,398	$256,084

Total Risk-Based Capital:
Tier I capital	$260,594	$262,374	$265,309	$265,398	$256,084
Qualifying allowance for loan losses	16,616	16,082	15,405	15,557	15,268
Total risk-based capital	$277,210	$278,456	$280,714	$280,955	$271,352

Net risk-weighted assets	$1,719,589	$1,712,680	$1,734,214	$1,770,458	$1,757,720

Ratios:
Average stockholders' equity to average assets	12.11%	12.27%	12.14%	11.67%	11.51%
Tangible capital ratio	9.58%	9.79%	10.06%	9.69%	9.13%
Risk-based capital ratios:
Tier I capital	15.15%	15.32%	15.30%	14.99%	14.57%
Total risk-based capital	16.12%	16.26%	16.19%	15.87%	15.44%
Leverage capital	10.52%	10.68%	10.79%	10.81%	10.34%

(a) June 30, 2007 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	June 30	March 31	Dec 31	Sept 30	June 30
	2007	2007	2006	2006	2006

Intangibles, net	$58,504	$58,681	$58,857	$59,038	$59,219
Intangibles amortization expense	177	176	181	181	181

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	June 30	March 31	Dec. 31	Sept. 30	June 30
	2007	2007	2006	2006	2006

Balance at beginning of period	$16,083	$15,405	$15,557	$15,268	$16,818

Reduction of allowance for loans sold	-	-	-	-	(1,368)

Charge-offs:
Commercial, financial, and agricultural	120	35	844	207	43
Real estate-mortgage	452	111	230	177	232
Installment loans to individuals	60	84	126	165	239
Overdraft deposit accounts	956	860	892	1,018	955
Total charge-offs	1,588	1,090	2,092	1,567	1,469

Recoveries:
Commercial, financial, and agricultural	41	148	101	44	33
Real estate-mortgage	15	15	350	64	56
Installment loans to individuals	98	132	118	131	151
Overdraft deposit accounts	367	573	470	392	372
Total recoveries	521	868	1,039	631	612

Net charge-offs	1,067	222	1,053	936	857
Provision for loan losses	1,600	900	901	1,225	675
Balance at end of period	$16,616	$16,083	$15,405	$15,557	$15,268

Loans outstanding	$1,730,354	$1,691,748	$1,677,469	$1,697,201	$1,647,539
Average loans outstanding	1,710,989	1,690,946	1,689,846	1,662,929	1,630,454
Allowance as a percent of loans outstanding	0.96%	0.95%	0.92%	0.92%	0.93%
Allowance as a percent of non-performing loans	145.11%	235.75%	384.93%	408.43%	408.02%
Net charge-offs (annualized) as a percentage of
average loans outstanding	0.25%	0.05%	0.25%	0.23%	0.21%
Net charge-offs, excluding overdraft deposit accounts,
(annualized) as a percent of average loans outstanding	0.11%	(0.02)%	0.15%	0.07%	0.07%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	June 30	March 31	Dec 31	Sept 30	June 30
	2007	2007	2006	2006	2006

Nonaccrual loans	$11,194	$6,714	$3,319	$3,359	$3,046
Accruing loans past due 90 days or more	212	108	635	328	573
Previously securitized loans past due 90 days or more	45	-	48	122	123
Total non-performing loans	11,451	6,822	4,002	3,809	3,742
Other real estate owned, excluding property associated
with previously securitized loans	624	290	161	499	294
Other real estate owned associated with previously
securitized loans	231	252	20	20	92
Other real estate owned	855	542	181	519	386
Total non-performing assets	$12,306	$7,364	$4,183	$4,328	$4,128

Non-performing assets as a percent of loans and
other real estate owned	0.71%	0.44%	0.25%	0.25%	0.25%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	June 30	March 31	Dec 31	Sept 30	June 30
	2007	2007	2006	2006	2006

Residential real estate	$3,354	$2,372	$4,534	$4,072	$4,268
Home equity	879	999	1,083	1,412	943
Commercial, financial, and agriculture	2,248	1,185	2,082	1,970	620
Loans to depository institutions	-	-	-	-	-
Installment loans to individuals	370	283	389	495	559
Previously securitized loans	799	596	1,110	949	989
Overdraft deposit accounts	692	500	652	548	537
Total past due loans	$8,342	$5,935	$9,850	$9,446	$7,916